
<ARTICLE>                     5
<LEGEND>
     This schedule contains restated summary financial information to reflect the merger with Rohr, Inc. which occurred in the fourth quarter of 1997 and was accounted for as a pooling of interests. It also contains a restatement of the earnings per share calculations in conformity with FAS #128.
</LEGEND>
<RESTATED>
<MULTIPLIER>                        1,000

<PERIOD-TYPE>                       YEAR                    YEAR
<FISCAL-YEAR-END>                   DEC-31-1995             DEC-31-1996
<PERIOD-END>                        DEC-31-1995             DEC-31-1996
<CASH>                              144,900                 137,100
<SECURITIES>                        0                       0
<RECEIVABLES>                       495,900                 553,700
<ALLOWANCES>                        24,700                  26,200
<INVENTORY>                         614,100                 646,400
<CURRENT-ASSETS>                    1,403,800               1,407,900
<PP&E>                              2,036,300               2,182,700
<DEPRECIATION>                      960,000                 1,040,700
<TOTAL-ASSETS>                      3,387,500               3,579,800
<CURRENT-LIABILITIES>               770,200                 854,200
<BONDS>                             963,000                 881,400
<PREFERRED-MANDATORY>               122,200                 122,600
<PREFERRED>                         0                       0
<COMMON>                            197,100                 352,700
<OTHER-SE>                          778,800                 873,100
<TOTAL-LIABILITY-AND-EQUITY>        3,387,500               3,579,800
<SALES>                             2,661,800               2,845,800
<TOTAL-REVENUES>                    2,661,800               2,845,800
<CGS>                               1,973,300               2,042,500
<TOTAL-COSTS>                       1,973,300               2,042,500
<OTHER-EXPENSES>                    3,100                   11,200
<LOSS-PROVISION>                    0                       0
<INTEREST-EXPENSE>                  98,600                  89,300
<INCOME-PRETAX>                     157,200                 194,400
<INCOME-TAX>                        57,300                  68,400
<INCOME-CONTINUING>                 94,800                  115,500
<DISCONTINUED>                      47,300                  58,400
<EXTRAORDINARY>                     (1,200)                 0
<CHANGES>                           0                       0
<NET-INCOME>                        140,900                 173,900
<EPS-PRIMARY>                       2.12                    2.61
<EPS-DILUTED>                       2.01                    2.48

